Exhibit 12

                             SECURITIES PLEDGE AGREEMENT
                             ---------------------------


          TO:  CANADIAN IMPERIAL BANK OF COMMERCE
               Commerce Court West - 7th Floor
               Toronto, Ontario
               M5L 1A2


               WHEREAS in order to secure the due payment and performance of the Obligations (as defined below), the undersigned (the "Debtor") has agreed to pledge the Pledged Securities (as defined below) to Canadian Imperial Bank of Commerce, as agent (in that capacity, the "Agent") for the benefit of the lenders (collectively, the "Lenders", the present Lenders being Canadian Imperial Bank of Commerce and The Bank of Nova Scotia) from time to time parties to the credit commitment agreement titled "Summary of Terms and Conditions" dated May 24, 1996 among Hollinger International Inc., Hollinger Inc., Canadian Imperial Bank of Commerce and the Agent (as supplemented by an assignment agreement dated as of July 17, 1996 among Hollinger International Inc., Canadian Imperial Bank of Commerce and The Bank of Nova Scotia and as further supplemented, amended or restated from time to time, the "Credit Agreement").

               THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are conclusively acknowledged by the parties hereto, the Debtor hereby agrees as follows:

          1. DEFINED TERMS. In this Agreement, the following words have the following meanings:

               "Companies" means the corporations, companies, partnerships, limited partnerships, trusts and other entities listed under the heading "Companies" in Schedule "A" and their respective successors;

               "Default" means a failure to pay any of the Obligations when due;

               "Lien" means a mortgage, hypothec, title retention, pledge, lien, charge, security interest or other encumbrance whatsoever, whether fixed or floating and howsoever created or arising;

               "Obligations" means all present and future indebtedness and liabilities of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Agent and the Lenders under or pursuant to the guarantee dated the date hereof made by the

          Debtor in favour of the Agent in respect of Hollinger
          International Inc. and any unpaid balance thereof; and

               "Pledged Securities" means the securities listed under the heading "Pledged Securities" in Schedule "A", together with any other securities in the capital of the Companies owned by the Debtor from time to time.

          2. PLEDGE. As general and continuing collateral security for the payment and performance of all Obligations, the Debtor hereby assigns and pledges to and in favour of the Agent, and the Debtor hereby grants to the Agent a continuing security interest in the following (collectively, the "Collateral"): (i) the Pledged Securities, together with any replacements thereof and substitutions therefor, and all certificates and instruments evidencing or representing such securities; (ii) all dividends, whether in cash, kind or stock, received or receivable upon or in respect of any of the Pledged Securities and all moneys or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Securities or otherwise distributed in respect thereof or which will in any way be charged to, or payable or paid out of, the capital of any of the Companies on account of the Pledged Securities; (iii) all other property that may at any time be received or receivable by or otherwise distributed to the Debtor in respect of, or in substitution for, or in exchange for, any of the foregoing; and
          (iv) all cash, securities and other proceeds of the foregoing and all rights and interests of the Debtor in respect thereof or evidenced thereby, including all moneys received from time to time by the Debtor in connection with the sale or other disposition of any of the Pledged Securities; provided, however, that the Debtor will not sell or otherwise dispose of any of the Pledged Securities or purport to do any of the foregoing without the prior written consent of the Agent.

          3. DELIVERY OF PLEDGED SECURITIES. The certificates representing the Pledged Securities duly endorsed by the appropriate person in blank for transfer or accompanied by powers of attorney satisfactory to the Agent will forthwith be delivered to and remain in the custody of the Agent or its nominee. All Pledged Securities may, at the option of the Agent, be registered in the name of the Agent or its nominee. If the Agent so requests, the certificates representing the Pledged Securities will also be guaranteed by a Canadian chartered bank.

          4. REPRESENTATIONS AND WARRANTIES. The Debtor hereby represents and warrants to the Agent and acknowledges that the Agent is relying thereon, notwithstanding any investigation by the Agent or any Lender or otherwise, that: (i) the Debtor is the lawful owner of the Collateral, free and clear of any and all Liens or claims of others other than any Lien granted by the Debtor to the Agent hereunder or Liens in favour of Canadian

          Imperial Bank of Commerce, with full right to deliver, assign, pledge and charge the Collateral to the Agent pursuant hereto;
          (ii) the Pledged Securities represent all of the issued and outstanding shares in the capital of each of the Companies held by the Debtor; (iii) the Pledged Securities are validly issued, fully paid and non-assessable; (iv) there is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Debtor would be required to sell or otherwise dispose of any of the Pledged Securities; (v) except as otherwise agreed by the Agent in writing, the Liens granted by the Debtor to the Agent pursuant to this Agreement constitute Liens on the Collateral in favour of the Agent which are prior to all other Liens on the Collateral other than Liens in favour of Canadian Imperial Bank of Commerce, whether created by the Debtor or any other Person, and in existence on the date hereof; (vi) the Debtor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Agreement and the Debtor has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement; (vii) this Agreement constitutes a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; (viii) the execution, delivery and performance of this Agreement will not violate any provision or requirement of any law or contractual obligation of the Debtor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Debtor pursuant to any requirement of law or contractual obligation of the Debtor; (ix) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including any shareholder or creditor of the Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such as have been obtained or made and are in full force and effect, and the terms of which have been disclosed to the Agent; and (x) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Debtor, threatened by or against the Debtor or against any of its properties or revenues which may materially adversely affect the business, property or financial or other condition of the Debtor.

          5. COVENANTS. The Debtor covenants and agrees with the Agent that: (i) at any time and from time to time, upon the written request of the Agent, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the

          Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing or execution of any financing or financing change statements under any applicable legislation in effect in any jurisdiction with respect to the Liens created hereby; (ii) the Debtor authorizes the Agent to file any such financing or financing change statement without the signature of the Debtor to the extent permitted by applicable law; (iii) the Debtor will not create, incur or permit to exist, but will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and Liens in favour of Canadian Imperial Bank of Commerce and other than as permitted in writing by the Agent; (iv) the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral except as permitted in writing by the Agent; and (v) the Debtor will ensure that at the request of the Agent, all Pledged Securities are registered in the name of the Agent or its nominee, that the certificates representing the Pledged Securities will be forthwith delivered to and remain in the custody of the Agent or its nominee, and that all certificates, instruments or other documents representing or evidencing any Pledged Securities acquired or issued subsequent to the date hereof will be registered in the name of the Agent or its nominee and will forthwith after issuance be delivered to, and remain in the custody of, the Agent or its nominee.

          6. RIGHTS AND DUTIES OF AGENT. The Agent will have and be entitled to exercise all such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are incidental thereto. The Agent may execute any of its duties hereunder by or through agents and will be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. The Agent and any nominee on its behalf will be bound to exercise in the holding of the Pledged Securities and other Collateral only the same degree of care as it would exercise with respect to similar property of its own held in the same place. Neither the Agent, nor any Lender, nor any nominee acting on behalf of the Agent or any Lender, nor any director, officer or employee of the Agent or any Lender or such nominee, will be liable for any action taken or admitted to be taken by it hereunder or in connection herewith except for its own gross negligence or wilful misconduct.

          7. VOTING RIGHTS. Unless a Default has occurred and is continuing, the Debtor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and give consents, waivers and ratifications in respect thereof. Immediately upon the occurrence and during the continuance of any Default, all such rights of the Debtor to vote and give consents, waivers and ratifications will cease and the

          Agent will be entitled to exercise all such voting rights and to give all consents, waivers and ratifications as permitted by the Agent.

          8. DIVIDENDS. Unless a Default has occurred and is continuing, the Debtor will, subject to any agreement with the Agent to the contrary, be entitled to receive any and all cash dividends and other distributions on the Pledged Securities which it is otherwise entitled to receive. If a Default has occurred and is continuing, the Agent will have the sole and exclusive right and authority to receive and retain the dividends and other distributions which the Debtor would otherwise be authorized to receive. Any money and other property paid over to or received by the Agent pursuant to the provisions of this Section 8 will be retained by the Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof.

          9. REMEDIES. If a Default has occurred and is continuing, the Agent may, without notice to or the consent of the Debtor or any other person (other than as required by applicable law), take all or any of the following actions:

          (a) transfer all or any part of the Collateral into the name of the Agent or any Lender or any nominee on behalf of the Agent or any Lender, with or without disclosing that such Collateral is subject to the Lien hereunder;

          (b) notify any parties obligated on any of the Collateral to make payment to the Agent or any Lender of any amounts due or to become due thereunder;

          (c) exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof;

          (d) from time to time realize upon, collect, sell, transfer, assign, give options to purchase, or otherwise dispose of and deliver the Pledged Securities and other Collateral, or any part thereof, in such a manner as may seem to it advisable, and for the purposes thereof each and every requirement relating thereto and prescribed by law or otherwise is hereby waived to the extent permitted by law;

          (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part of any property in addition to the Collateral, securing any of the Obligations, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect to any property; and

          (f) to the extent permitted by applicable law, the Agent or any Lender may purchase any or all of the Pledged Securities and other Collateral, whether in connection with a sale made under the power of sale herein contained or pursuant to judicial proceedings or otherwise;

          provided, however, that the Agent and the Lenders will not be bound to deal with the Pledged Securities and other Collateral as aforesaid, and will not be liable for any loss which may be occasioned by any failure to do so and no action of the Agent or any Lender permitted hereunder will impair or affect any rights of the Agent or any Lender in and to the Collateral.

          10. APPLICATION OF PROCEEDS. After payment of expenses as provided in Section 11 hereof, the balance of any proceeds received by the Agent in or in connection with realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or any part thereof may be held by the Agent and may, as and when the Agent thinks fit, be applied on account of such part of the Obligations as to the Agent seems best, without prejudice to the Agent's and the Lenders' claims upon the Debtor for any deficiency.

          11. PAYMENT OF EXPENSES. The Agent may charge on its own behalf and also pay to others all out-of-pocket expenses of the Agent and others retained by the Agent, incurred in connection with realizing, collecting, selling, transferring, delivering or obtaining payment of the Pledged Securities or any other Collateral or any part thereof, or in connection with the administration or amendment of this Agreement or incidental to the care, safe keeping, or otherwise of any and all of the Collateral, and may deduct the amount of such sums from any proceeds of the Collateral. The Debtor agrees to indemnify and hold harmless the Agent and the Lenders from and against any and all liability incurred by the Agent, any Lender or any nominee, agent or employees of the Agent or any Lender hereunder or in connection herewith, unless such liability was due to wilful misconduct or gross negligence on the part of the Agent or Lender or such nominee or agent.

          12. ASSIGNMENT. This Agreement will be binding upon the Debtor and its successors and permitted assigns and will enure to the benefit of and be enforceable by the Agent and the Lenders and their respective successors and assigns. The Debtor will not assign all or any part of this Agreement without the Agent's prior written consent.

          13. NO WAIVER; CUMULATIVE REMEDIES. Neither the Agent nor any Lender will by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder will operate as a waiver thereof.

          14. COMMUNICATION. All communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy, to the address or telecopy number set forth opposite the name of the Debtor in the execution pages of this Agreement, in the case of the Debtor, and to Canadian Imperial Bank of Commerce, Head Office, Commerce Court West, 7th Floor, Toronto, Ontario M5L 1A2 (Attention:
          Vice-President, Global Media & Telecommunications) (Telecopy:
          (416) 980-2801), in the case of the Agent and the Lenders, or to such other address as the applicable party hereto may from time to time designate to the other in such manner. Any communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Communications so sent by telecopy shall be deemed to have been validly and effectively given on the business day next following the day on which it is sent. Communications so sent by mail shall be deemed to have been validly and effectively given on the fifth business day next following the day on which it is sent.

          15. DEALINGS BY AGENT AND LENDERS. The Agent and the Lenders may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any third party having dealings with the Debtor, and with the Collateral or any part thereof, and with other security and sureties, as the Agent and the Lenders may see fit, all without prejudice to the Obligations or to the rights of the Agent and the Lenders under this Agreement. The Agent and the Lenders will be accountable only for amounts that the Agent or any Lender actually receives as a result of the exercise of such powers, and neither the Agent nor any Lender nor any of their officers, directors, employees or agents will be responsible to the Debtor for any act or failure to act hereunder, except for its or their own gross negligence or wilful misconduct.

          16. NON-EXCLUSIVITY OF REMEDIES. This Agreement and the Liens arising hereunder are in addition to and not in substitution for any other security now or hereafter held by the Agent or any Lender in respect of the Debtor, the Obligations or the Collateral. No remedy for the enforcement of the rights of the Agent and the Lenders hereunder will be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

          17. POWER OF ATTORNEY. The Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, to do, make and execute any and all statements, acts, matters, documents, instruments and things which may be necessary or desirable to accomplish the purposes of this Agreement and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Pledged Securities to the same extent as the Debtor might have done were it not for this Agreement. The Debtor hereby ratifies all that said attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and will be irrevocable until the Obligations have been paid and performed in full.

          18. NO MERGER. Neither the taking and holding of the Pledged Securities and other Collateral nor the obtaining of any judgment by the Agent or any Lender will operate as a merger of any Obligation or any other indebtedness or liability of the Debtor to the Agent or any Lender or operate to prejudice the security constituted by this Agreement.

          19. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          20. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of Ontario.

          21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by or on behalf of the Debtor herein are material, will be considered to have been relied upon by the Agent and the Lenders and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Agent or any Lender and any disposition or payment of the Obligations until repayment in full thereof.

          22. ACKNOWLEDGEMENT OF RECEIPT. The Debtor acknowledges receipt of an executed copy of this Agreement.


               DATED:  As of July 17, 1996.


          ADDRESS                            1159670 ONTARIO LIMITED

          10 Toronto Street
          Toronto, Ontario                   By: /s/  J. A. Boultbee
          M5K 1N2                               ---------------------------
                                             Name:   J. A. Boultbee
                                             Title:  Vice-President,
                                                     Finance & Treasury
          Attention:  President

          Facsimile:  (416) 364-2088
                                             By: /s/ Peter Y. Atkinson c/s
                                                 --------------------------
                                             Name: Peter Y. Atkinson
                                             Title:  Vice-President and
                                                     General Counsel
          Schedule A - Pledged Securities

                                     SCHEDULE "A"
                                     ------------


                                                            Certificate
          Companies               Pledged Securities           Number
          ---------           ---------------------------   -----------

                              No.            Class
                              ---------------------------

          1. Hollinger        14,990,000     Class B        B0001
             International                   Common
             Inc.                            Stock